UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2017

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06	Material Impairments

On November 1, 2017, Iconix Brand Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) disclosing that the Company was conducting an interim impairment test consistent with U.S. generally accepted accounting principles on the value of certain of its goodwill and intangible assets. The disclosures in this Item 2.06 update and supplement the impairment charges described in the Prior 8-K.

As of a result of the recent decline in the Company’s stock price and related market capitalization following the filing of the Prior 8-K, the Company determined that there existed a further indication of potential impairment across all of the Company’s intangible assets. Consequently, the Company accelerated the timing of annual impairment testing of goodwill and intangible assets that is customarily performed in connection with the preparation of year-end financial statements and is completing such testing in connection with the preparation of its financial statements for the quarter ended September 30, 2017. As a result of such impairment testing, the Company expects it will need to record a material non-cash impairment charge, which amount cannot be estimated at this time and is subject to finalization pending completion of the Company’s impairment testing and review thereof by the Company’s independent outside accountants. These impairment charges will affect all of the Company’s reporting units and will be reflected in the Company’s financial statements for the quarter ended September 30, 2017.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2017, the Company received a notification letter from NASDAQ Listing Qualifications stating that because the Company has not yet filed its Form 10-Q for the quarter ended September 30, 2017 (the “Form 10-Q”), the Company is no longer in compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

Under the NASDAQ Listing Rules, the Company has 60 calendar days from the date of the notification letter (or until January 16, 2018) to submit a plan to NASDAQ setting forth how it plans to regain compliance with NASDAQ’s continued listing requirements. If the Company is unable to file its Form 10-Q by January 16, 2018, then the Company intends to submit a compliance plan on or prior to that date. The Company does not expect submission of a compliance plan will be necessary as it anticipates filing the Form 10-Q prior to January 16, 2018.

If submission of a compliance plan is necessary and NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date (or until May 8, 2018) to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the SEC the Form 10-Q, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Select Market. If the NASDAQ staff concludes that the Company will not be able to cure the deficiency, or if the Company determines not to submit the required materials or make the required representations, the Company’s common stock will be subject to delisting by NASDAQ.

Item 8.01	Other Events

On November 16, 2017, the Company issued a press release relating to the event described in Item 3.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits

99.1	Press Release dated November 16, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ David K. Jones
Name:	David K. Jones
Title:	Executive Vice President and Chief Financial Officer

Date: November 16, 2017